Exhibit 10.7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED

BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY

CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

NOVATION AGREEMENT

THIS NOVATION AGREEMENT (this “Novation Agreement”) is made and entered into as of October 11, 2020 (the “Novation Effective Date”) by and among LianBio, a corporation organized and existing under the laws of the Cayman Islands (“LianBio”), LianBio Licensing LLC, a limited liability company organized and existing under the laws of Delaware and a wholly-owned subsidiary of LianBio (“LBL”), and QED Therapeutics, Inc. a Delaware corporation (“QED”). Each of LianBio, LBL and QED is referred to herein as a “Party” and, collectively, as the “Parties”.

INTRODUCTION

WHEREAS, LianBio and QED entered into a certain Exclusive License Agreement dated October 16, 2019 and amended on September 26, 2020 (the “License Agreement”), attached hereto as Exhibit A, pursuant to which QED (as Company) has granted to LianBio (as Licensee) certain rights and licenses under intellectual property owned or controlled by QED to Develop, Manufacture and Commercialize Licensed Products in the Field in the Territory (each as defined in the License Agreement), all upon the terms and subject to the conditions set forth in the License Agreement;

WHEREAS, LianBio and QED each desire that LBL be substituted for LianBio under the License Agreement; and

WHEREAS, (A) LianBio desires to transfer by novation, and effect a novation of, the License Agreement to LBL such that LBL is substituted for LianBio as a party to the License Agreement in place of LianBio, LBL enjoys all rights, title, interest, liabilities, duties, and obligations of LianBio under and in respect of the License Agreement as if the original party thereto in place of LianBio, and LianBio is released from its performance, liabilities, duties, and obligations under the License Agreement, (B) LBL desires to accept and agree to such novation, and (C) QED desires to consent and agree to such novation.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:

1.	Novation and Assumption.

1.1.	LianBio irrevocably novates and transfers to LBL all rights, title, interest, liabilities, duties, and obligations of LianBio under the License Agreement (the “Novation”).

1.2.

LBL hereby irrevocably accepts the Novation, agrees to be bound by the License Agreement in accordance with its terms as if LBL had at all times been a party to the License Agreement in place of LianBio, and assumes all liabilities, duties, and obligations, and acquires all rights, title, and interest, of LianBio under the License Agreement as if LBL had at all times been a party to the License Agreement in place of LianBio.

1.3.

LBL shall assume all liability for any breach, non-observance or failure by LianBio to perform any performance, covenants, agreements, duties, and obligations expressed to be undertaken by LianBio under the License Agreement, irrespective of whether or not any such breach, non-observance or failure is known to any of the Parties.

2.

Except with respect to Section 3 below, QED and LBL each hereby irrevocably releases, relieves, and forever discharges LianBio from all performance, covenants, agreements, duties, and obligations under the License Agreement and from all claims and demands of any kind, whether in law or at equity, which QED or LBL, or any of their respective successors or assigns now have or may in the future have, against LianBio arising out of or related to the License Agreement. LianBio shall be fully relieved of any liability to any other party to this Novation Agreement arising out of the License Agreement. All previous actions taken by LianBio in fulfillment of its obligations and duties under the License Agreement shall be considered to have discharged those parts of LianBio’s obligations and duties under the License Agreement. Subject to Section 3, all payments, obligations and duties of LianBio under the License Agreement due and payable or due to be performed on or prior to the Novation Effective Date shall be paid or performed by LBL in accordance with the terms of the License Agreement.

3.

Guaranty. LianBio hereby [***] guarantees, [***], the due and punctual payment of all fees, and any and all other sums and charges payable by LBL (as Licensee) under the License Agreement. The obligations of LianBio under this Section 3 will not be affected by the failure of QED (as Company) to assert any claim or demand or to enforce any right or remedy against LBL (as Licensee) under the provisions of the License Agreement or otherwise. LianBio further agrees that its guarantee constitutes a guarantee of payment when due and not of collection. [***]

4.

Acceptance of Novation. QED hereby irrevocably consents and agrees to the Novation, assumption, and release described in Section 1 and Section 2 above, and accepts the performance and liability of LBL under the License Agreement in place of the performance and liability of LianBio arising out of or related to the License Agreement and grants to LBL the same rights, title and interest under or arising out of or related to the License Agreement as were granted to LianBio in all respects as if LBL had at all times been a party to the License Agreement in place of LianBio.

5.

Further Assurances. Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such novation, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request to effect the intent and purposes of this Novation Agreement.

6.

Interpretation; successors. It is the clear intent of all Parties that the Novation will be interpreted as a novation and not an assignment. This Novation Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and shall not be construed as conferring any rights on any other person.

7.

Governing Law. Construction and interpretation of this Novation Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Novation Agreement to the substantive law of another jurisdiction.

8.	Dispute Resolution.

8.1.

Dispute Resolution; Escalation. The Parties recognize that disputes as to certain matters arising out of or in connection with this Novation Agreement may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising out of or in connection with this Novation Agreement in an expedited manner by mutual cooperation. To accomplish this objective, the Parties will first attempt to resolve any and all disputes amongst the Parties arising out of or in connection with this Novation Agreement through good faith discussions. Should the Parties not be able to reach agreement within [***] after the date on which the Parties commenced

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discussions, then any Party may refer such matter to the Chief Executive Officers of each Party for resolution and the Chief Executive Officers of each Party will attempt to resolve the matter in good faith. If the Chief Executive Officers of each Party fail to resolve such matter within [***] after the date on which the matter is referred to the Chief Executive Officers of each Party (unless a longer period is agreed to by the Parties), then, any Party may submit the dispute for final resolution by binding arbitration in accordance with Section 8.2.

8.2.

Arbitration. Except as set forth in this Section 8.2, each dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Novation Agreement or the subject matter hereof that cannot be resolved pursuant to Section 8.1 will be referred to and finally resolved by arbitration in accordance with the International Chamber of Commerce (the “Rules”) by an arbitral tribunal composed of three (3) arbitrators, all of whom will have previous judicial experience and significant experience in the biopharmaceutical industry, with LianBio and LBL, acting together, and QED each appointing one (1) arbitrator and the third arbitrator to be selected by mutual agreement of the two (2) arbitrators appointed by the Parties. If the two initial arbitrators are unable to select a third arbitrator within thirty (30) days, the third arbitrator will be appointed in accordance with ICC rules. The foregoing arbitration proceedings may be commenced by any Party by notice to the other Parties. Unless otherwise agreed by the Parties, all such arbitration proceedings commenced [***] will be held in [***]; provided, however, that proceedings may be conducted by telephone conference call with the consent of the Parties and the arbitrator(s). All arbitration proceedings will be conducted in the English language. The arbitrators will consider grants of equitable relief and orders for specific performance as co-equal remedies along with awards of monetary damages. The arbitrators will have no authority to award punitive damages. The allocation of expenses of the arbitration, including reasonable attorney’s fees, will be determined by the arbitrators, or, in the absence of such determination, each Party will pay its own expenses. The Parties hereby agree that the arbitrators have authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrators deem reasonable and necessary with or without petition therefore by the Parties as well as the final ruling and judgment. All rulings by the arbitrators will be final. Notwithstanding any contrary provision of this Novation Agreement, any Party may seek equitable measures of protection in the form of attachment of assets or injunctive relief (including specific performance and injunctive relief) in any matter relating to the proprietary rights and interests of any Party from any court of competent jurisdiction, pending a decision by the arbitral tribunal in accordance with this Section 8.2). The Parties hereby exclude any right of appeal to any court on the merits of such matter. The provisions of this Section 8.2 may be enforced and judgment on the award (including equitable remedies) granted in any arbitration hereunder may be entered in any court having jurisdiction over the award or any of the Parties or any of their respective assets. Except to the extent necessary to confirm an award or as may be required by laws, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of all Parties. The Parties agree that, in the event of a dispute over the nature or quality of performance under this Novation Agreement, no Party may terminate this Novation Agreement until final resolution of the dispute through arbitration or other judicial determination. Nothing in this Section 8.2 will preclude any Party from seeking interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

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8.3.

Jury Waiver. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOVATION AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES TO ARBITRATE AS SET FORTH IN Section 8.2 (ARBITRATION). THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

9.

Counterparts. This Novation Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument even if all Parties have not executed the same counterpart. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (pdf) sent by electronic mail will be deemed to be original signatures.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, each Party has caused this Novation Agreement to be duly executed by its authorized representative as of the Novation Effective Date.

LIANBIO

By:	/s/ Bing Li
Name: Bing Li
Title: CEO

[Signature Page to Novation Agreement]

IN WITNESS WHEREOF, each Party has caused this Novation Agreement to be duly executed by its authorized representative as of the Novation Effective Date.

LIANBIO LICENSING, LLC

By:	/s/ Bing Li
Name: Bing Li
Title: CEO

[Signature Page to Novation Agreement]

IN WITNESS WHEREOF, each Party has caused this Novation Agreement to be duly executed by its authorized representative as of the Novation Effective Date.

QED THERAPEUTICS, INC.

By:	/s/ Michael Henderson
Name: Michael Henderson
Title: Chief Executive Officer

[Signature Page to Novation Agreement]

Exhibit A

License Agreement